Contact:	BALLY TOTAL FITNESS 8700 West Bryn Mawr Avenue Chicago, IL 60631 www.BallyFitness.com

Investors:	Kurtzman Carson Consultants
(888) 251-3046

BALLY TOTAL FITNESS EMERGES FROM CHAPTER 11 AND CLOSES
TRANSACTION WITH HARBINGER CAPITAL PARTNERS FUNDS
CHICAGO, October 1, 2007 — Bally Total Fitness announced that it has successfully emerged from chapter 11 today as a private company just over two months after filing for bankruptcy protection on July 31, 2007. The restructuring arrangements funded by Harbinger Capital Partners Master Fund I, Ltd. and Harbinger Capital Partners Special Situations Fund L.P. (“Harbinger”) became effective today.
Harbinger invested approximately $233.6 million in exchange for 100% of the common equity of reorganized Bally. In addition:
•	Senior Noteholders will receive new Senior Second Lien Notes bearing interest at 13% as well as a consent fee equal to 2% of the face value of their Notes.

•	Subordinated Noteholders will receive a cash payment of $123.5 million in the aggregate, with the remaining balance of the Subordinated Notes satisfied through the issuance of approximately $200 million in new subordinated notes of reorganized Bally. The annual interest rate payable under the new subordinated notes is 15 5/8% as the payment-in-kind interest rate and 14% as the cash pay interest rate.

•	Existing Bally shareholders and holders of certain equity-related claims will receive an aggregate distribution of $16.5 million as soon as practicable after the Company can determine the maximum amount of the equity-related claims. That determination cannot be made until after the October 31, 2007, deadline for submission of proofs of claim for equity-related claims, and may require court approval.
In conjunction with its emergence from chapter 11, the Company converted its debtor-in-possession (“DIP”) facility to an exit credit facility. As previously announced, Morgan Stanley Senior Funding, Inc. is the sole lead arranger and sole bookrunner for the $292 million super-priority secured DIP and senior secured exit credit facilities.
The Company also announced that funds which had been deposited in respect of subscriptions for notes which were to be issued in the rights offering associated with a noteholder sponsored restructuring plan, which was not consummated, will be returned promptly.

More detailed information is available on Bally’s website at http://www.ballyfitness.com and from the Company’s Chapter 11 website and hotline:
Bally Chapter 11 Information Website: http://www.kccllc.net/bally
Bally Chapter 11 Information Hotline: Toll Free: (888) 251-3046
About Bally Total Fitness
Bally Total Fitness is among the largest commercial operators of fitness centers in the U.S., with over 375 facilities located in 26 states, Mexico, Korea, China and the Caribbean under the Bally Total Fitness® and Bally Sports Clubs® brands. Bally offers a unique platform for distribution of a wide range of products and services targeted to active, fitness-conscious adult consumers.
Forward-Looking Statements
Forward-looking statements in this release including, without limitation, statements relating to the restructuring, are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Statements that are not historical facts, including statements about the Company’s beliefs and expectations are forward-looking statements. These statements are based on beliefs and assumptions by the Company’s management, and on information currently available to management. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events. In addition, these forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks associated with the ability of the Company to retain members and attract, motivate and retain key employees, and other factors that are described in filings of the Company with the SEC.
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